UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 25, 2026

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 E. HILLSDALE BLVD., SUITE 250
FOSTER CITY, CALIFORNIA 94404
(Address of principal executive offices, including zip code)

(650) 473-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On March 25, 2026, the Board of Directors (the “Board”) of Geron Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Patricia S. Andrews and Constantine Chinoporos to the Board, in each case effective immediately, and each as a Class III director for a term expiring at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). In connection with her election to the Board, Ms. Andrews was appointed as a member of the Audit Committee of the Board with immediate effect. There are no arrangements or understandings between either Ms. Andrews or Mr. Chinoporos and any other person pursuant to which either Ms. Andrews or Mr. Chinoporos was elected as a director of the Company.

Each of Ms. Andrews and Mr. Chinoporos will receive cash and equity compensation for their respective service on the Board and its committees in accordance with the Company’s standard compensatory arrangements for non-employee directors as described under the section titled “Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 8, 2025.

In connection with their respective elections, the Company and each of Ms. Andrews and Mr. Chinoporos will enter into the Company’s standard form of indemnification agreement. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify each of Ms. Andrews and Mr. Chinoporos for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their service as directors of the Company. The foregoing is only a brief description of the terms of the Company’s standard form of indemnification agreement, does not purport to be complete, and is qualified in its entirety by reference to the form of indemnification agreement, previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on March 7, 2012.

Biographical information for each of Ms. Andrews and Mr. Chinoporos is as follows:

Ms. Andrews currently serves as a member of the Board of Directors of Glenmark Pharmaceuticals Limited, and as a director of its wholly-owned subsidiary, Ichnos Glenmark Innovation (IGI), positions she has held since August 2025. Since 2024, she has also served as a member of the Board of Directors of Oncolytics Biotech Inc. Previously, she served as a member of the Board of Directors and the Audit Committee of GlycoMimetics, Inc., from 2017 until its merger with Crescent Biopharma in 2025. Ms. Andrews served as Chief Executive Officer of Sumitomo Pharma Oncology, Inc. (formerly Boston Biomedical, Inc.), and as an Executive Officer of its parent company, Sumitomo Pharma Co., Ltd., from 2017 to 2023. Ms. Andrews was also the Global Head of Oncology for Sumitomo Pharma Co., from 2020 to 2023. Ms. Andrews joined Boston Biomedical in 2013 as Executive Vice President and Chief Commercial Officer, and was promoted to Chief Operating Officer in 2015. From 2008 to 2012, Ms. Andrews served as Executive Vice President and Chief Commercial Officer at Incyte Corporation. Prior to Incyte, Ms. Andrews held roles of increasing responsibility at Pfizer Inc. from 1991 to 2008, including as Vice President and General Manager of the U.S. Oncology Business Unit and Vice President, Specialty Markets. Ms. Andrews holds an M.B.A. with a focus on Finance from the University of Michigan (Ann Arbor) and a B.A. in History and Political Science from Brown University.

Mr. Chinoporos served as Chief Operating Officer and Chief Business Officer at Applied Therapeutics, Inc., from 2023 until its acquisition by Cycle Pharmaceuticals in 2026. Prior to his role at Applied Therapeutics, Mr. Chinoporos served as Chief Business Officer at Albireo Pharmaceuticals, Inc. from 2021 until its acquisition by Ipsen S.A. in 2023. From 2015 to 2021, Mr. Chinoporos served as Chief Business Officer at Boston Pharmaceuticals, Inc. Previously, he held senior positions in worldwide licensing, business development, corporate development, corporate finance and alliance management at Sanofi S.A., Genzyme Corporation, and Eli Lilly and Company. Mr. Chinoporos currently serves as a strategic advisor to Apollo Therapeutics Ltd., a role he has held since 2023. Mr. Chinoporos served as a member of the Board of Directors and a Chairperson of the Compensation Committee at Elektrofi, Inc. from 2019 until its acquisition by Halozyme Therapeutics, Inc. in 2025. Mr. Chinoporos holds an M.B.A. from the Johnson Graduate School of Management at Cornell University and a B.A. in History from Cornell University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

March 26, 2026	By:	/s/ Michelle Robertson
	Name:	Michelle Robertson
	Title:	Executive Vice President, Chief Financial Officer and
Treasurer